Exhibit 23.1

Deloitte Bedrijfsrevisoren/ Réviseurs d’Entreprises Gateway building Luchthaven Brussel Nationaal 1 J 1930 Zaventem Belgium

Galapagos NV General De Wittelaan L11a3 2800 Mechelen	Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com

Consent of independent registered public accounting firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated 25 March 2021, relating to the financial statements of Galapagos NV (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended 31 December 2020.

Signed at Zaventem (Belgium).

/s/ Nico Houthaeve	October 26, 2021
Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL	Date

Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL

Registered Office: Gateway building, Luchthaven Brussel Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE86 5523 2431 0050 - BIC GKCCBEBB

Member of Deloitte Touche Tohmatsu Limited